Exhibit 99.1

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Press Release

Verint Announces First Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 8:30 a.m.

MELVILLE, N.Y., June 8, 2011 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter ended April 30, 2011.

“Behind Verint’s success and leadership is a commitment to innovation. Earlier this year, we introduced new innovative solutions for the workforce optimization and security intelligence markets, including the latest version of our Impact 360® Workforce Optimization™ suite, our Voice-of-the-Customer platform, our Situational Management solution and our Web Investigation solution.  Verint’s continued investment in innovation coupled with our strong operating margins positions us well for future success and growth,” said Dan Bodner, CEO and President of Verint Systems Inc.

Below is selected financial information for the three months ended April 30, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“non-GAAP”).

	Selected GAAP Information		Selected Non-GAAP Information
	Three Months Ended April 30,		Three Months Ended April 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Revenue	$176,332	$172,613	$176,567	$172,613

Gross Profit	120,983	114,806	124,837	119,447
Gross Margin	68.6%	66.5%	70.7%	69.2%

Operating Income (Loss)	18,834	(3,982)	39,517	42,279
Operating Margin	10.7%	(2.3% )	22.4%	24.5%

Diluted Net (Loss) Income per Common Share Attributable to Verint Systems Inc.	$(0.10)	$(0.60)	$0.56	$0.57

Outlook for the Year Ending January 31, 2012

•                  We expect revenue to increase approximately 8% compared to the year ended January 31, 2011.

•                  We are targeting a non-GAAP operating margin in the low 20%.

Conference Call Information

We will be conducting a conference call today at 8:30 a.m. to discuss our results for the first quarter and outlook for the year ending January 31, 2012.  An on-line, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-680-0878 (United States) and 1-617-213-4855 (international) and the passcode is 72480035.  Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2012.

About Verint Systems Inc.

Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries—including over 85 percent of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.  Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners.  Visit us at our website www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have; risks associated with successfully competing for, consummating, and implementing mergers and acquisitions, including risks associated with capital constraints, post-acquisition integration activities, and potential asset impairments; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risks of any future impact on us resulting from Comverse’s extended filing delay or any other future issues; risks associated with Comverse controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions, as well as speculation or announcements regarding Comverse’s strategic plans; risks that products may contain undetected defects which could expose us to substantial liability; risks associated with allocating limited financial and human resources to opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant foreign and international operations, including exposure to regions subject to political instability or fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate; challenges in accurately forecasting revenue and expenses and maintaining profitability; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers (“OEMs”) for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance; risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position; risks that we will be unable to comply with the leverage ratio covenant under our credit facility; risks that our credit rating could be downgraded or placed on a credit watch; risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; risks associated with future regulatory actions or private litigations relating to our extended filing delay and related circumstances; and risks that use of our tax benefits may be restricted or eliminated in the future.  We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.

Table 1

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2011	2010

Revenue:
Product	$83,278	$92,070
Service and support	93,054	80,543
Total revenue	176,332	172,613
Cost of revenue:
Product	22,531	26,852
Service and support	30,168	28,722
Amortization of acquired technology	2,650	2,233
Total cost of revenue	55,349	57,807
Gross profit	120,983	114,806
Operating expenses:
Research and development, net	26,368	26,432
Selling, general and administrative	70,235	87,017
Amortization of other acquired intangible assets	5,546	5,339
Total operating expenses	102,149	118,788
Operating income (loss)	18,834	(3,982)
Other income (expense), net
Interest income	148	83
Interest expense	(8,794)	(5,948)
Loss on extinguishment of debt	(8,136)	—
Other income (expense), net	1,012	(3,698)
Total other expense, net	(15,770)	(9,563)
Income (loss) before provision for income taxes	3,064	(13,545)
Provision for income taxes	1,509	2,071
Net income (loss)	1,555	(15,616)
Net income attributable to noncontrolling interest	1,667	592
Net loss attributable to Verint Systems Inc.	(112)	(16,208)
Dividends on preferred stock	(3,549)	(3,403)
Net loss attributable to Verint Systems Inc. common shares	$(3,661)	$(19,611)

Net loss per common share attributable to Verint Systems Inc.
Basic	$(0.10)	$(0.60)
Diluted	$(0.10)	$(0.60)

Weighted-average common shares outstanding
Basic	37,392	32,663
Diluted	37,392	32,663

Table 2

Verint Systems Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2011	2010

Table of Reconciliation from GAAP Revenue to Non-GAAP Revenue
GAAP revenue	$176,332	$172,613
Revenue adjustments related to acquisitions	235	—
Non-GAAP revenue	$176,567	$172,613

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$120,983	$114,806
Revenue adjustments related to acquisitions	235	—
Amortization of acquired technology	2,650	2,233
Stock-based compensation expenses	969	2,408
Non-GAAP gross profit	$124,837	$119,447

Table of Reconciliation from GAAP Operating Income (Loss) to Non-GAAP Operating Income

GAAP operating income (loss)	$18,834	$(3,982)
Revenue adjustments related to acquisitions	235	—
Amortization of acquired technology	2,650	2,233
Amortization of other acquired intangible assets	5,546	5,339
Stock-based compensation expenses	7,550	17,969
Other adjustments	3,711	507
Expenses related to our filing delay	991	20,213
Non-GAAP operating income	$39,517	$42,279

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(15,770)	$(9,563)
Loss on extinguishment of debt	8,136	—
Unrealized (gains) losses on derivatives, net	1,107	(3,967)
Non-GAAP other expense, net	$(6,527)	$(13,530)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$1,509	$2,071
Non-cash tax adjustments	2,120	1,091
Non-GAAP provision for income taxes	$3,629	$3,162

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net loss attributable to Verint Systems Inc.	$(112)	$(16,208)
Revenue adjustments related to acquisitions	235	—
Amortization of acquired technology	2,650	2,233
Amortization of other acquired intangible assets	5,546	5,339
Stock-based compensation expenses	7,550	17,969
Other adjustments	3,711	507
Expenses related to our filing delay	991	20,213
Loss on extinguishment of debt	8,136	—
Unrealized (gains) losses on derivatives, net	1,107	(3,967)
Non-cash tax adjustments	(2,120)	(1,091)
Total GAAP net loss adjustments	27,806	41,203
Non-GAAP net income attributable to Verint Systems Inc.	$27,694	$24,995

Table of Reconciliation from GAAP Net Loss Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net loss attributable to Verint Systems Inc. common shares	$(3,661)	$(19,611)
Total GAAP net loss adjustments	27,806	41,203
Non-GAAP net income attributable to Verint Systems Inc. common shares	$24,145	$21,592

Table Comparing GAAP Diluted Net Loss Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net loss per common share attributable to Verint Systems Inc.	$(0.10)	$(0.60)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.56	$0.57

Shares used in computing GAAP diluted net loss per common share (in thousands)	37,392	32,663

Shares used in computing non-GAAP diluted net income per common share (in thousands)	49,553	43,946

Table 3

Verint Systems Inc. and Subsidiaries

Segment Revenue

(Unaudited)

(In thousands)

	Three Months Ended April 30,
	2011	2010

GAAP Revenue By Segment
Workforce Optimization Segment	$97,271	$96,880

Video Intelligence Segment	30,034	31,545
Communications Intelligence Segment	49,027	44,188
Total Video and Communications Intelligence	79,061	75,733

GAAP Total Revenue	$176,332	$172,613

Revenue adjustments related to acquisitions	$235	$—

Non-GAAP Revenue By Segment
Workforce Optimization Segment	$97,271	$96,880

Video Intelligence Segment	30,269	31,545
Communications Intelligence Segment	49,027	44,188
Total Video and Communications Intelligence	79,296	75,733

Non-GAAP Total Revenue	$176,567	$172,613

Table 4

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	April 30,	January 31,
	2011	2011

Assets
Current Assets:
Cash and cash equivalents	$179,358	$169,906
Restricted cash and bank time deposits	12,305	13,639
Accounts receivable, net	137,553	150,769
Inventories	20,650	16,987
Deferred cost of revenue	5,500	6,269
Prepaid expenses and other current assets	45,157	44,374
Total current assets	400,523	401,944
Property and equipment, net	24,297	23,176
Goodwill	757,463	738,674
Intangible assets, net	155,554	157,071
Capitalized software development costs, net	6,630	6,787
Long-term deferred cost of revenue	20,924	21,715
Other assets	32,776	26,760
Total assets	$1,398,167	$1,376,127

Liabilities, Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$37,502	$36,861
Accrued expenses and other current liabilities	147,646	163,029
Current maturities of long-term debt	4,500	—
Deferred revenue	144,048	142,465
Liabilities to affiliates	1,951	1,847
Total current liabilities	335,647	344,202
Long-term debt	592,500	583,234
Long-term deferred revenue	39,391	40,424
Other liabilities	43,821	45,038
Total liabilities	1,011,359	1,012,898
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $341,918 at April 30, 2011.	285,542	285,542
Commitments and Contingencies
Stockholders’ Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 38,579,000 and 37,349,000 shares, respectively; outstanding 38,305,000 and 37,089,000 shares, as of April 30, 2011 and January 31, 2011, respectively.	39	38
Additional paid-in capital	531,422	519,834
Treasury stock, at cost — 274,000 and 260,000 shares as of April 30, 2011 and January 31, 2011, respectively.	(7,141)	(6,639)
Accumulated deficit	(394,869)	(394,757)
Accumulated other comprehensive loss	(31,196)	(42,069)
Total Verint Systems Inc. stockholders’ equity	98,255	76,407
Noncontrolling interest	3,011	1,280
Total liabilities stockholders’ equity	101,266	77,687
Total liabilities, preferred stock, and stockholders’ equity	$1,398,167	$1,376,127

Table 5

Verint Systems Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended April 30,
	2011	2010

Cash flows from operating activities:
Net income (loss)	$1,555	$(15,616)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,954	11,898
Stock-based compensation	5,785	7,546
Non-cash losses on derivative financial instruments, net	1,933	1,703
Loss on extinguishment of debt	8,136	—
Other non-cash items, net	3,132	1,189
Changes in operating assets and liabilities, net of effects of business combination:
Accounts receivable	14,164	(13,787)
Inventories	(3,421)	(488)
Deferred cost of revenue	2,516	6,161
Prepaid expenses and other assets	1,178	1,501
Accounts payable and accrued expenses	(22,568)	14,959
Deferred revenue	(4,201)	(18,476)
Other, net	(1,869)	(1,110)
Net cash provided by (used in) operating activities	19,294	(4,520)

Cash flows from investing activities:
Cash paid for business combination, net of cash acquired	(11,958)	(15,292)
Purchases of property and equipment	(3,131)	(1,878)
Settlements of derivative financial instruments not designated as hedges	(826)	(6,333)
Cash paid for capitalized software development costs	(1,076)	(462)
Change in restricted cash and bank time deposits	1,543	205
Net cash used in investing activities	(15,448)	(23,760)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayments of borrowings and other financing obligations	(583,362)	(580)
Payment of debt issuance and other debt-related costs	(13,952)	(897)
Proceeds from exercises of stock options	5,122	—
Purchases of treasury stock	(502)	(3,312)
Other financing activities	(1,804)	—
Net cash provided by (used in) financing activities	2,502	(4,789)
Effect of exchange rate changes on cash and cash equivalents	3,104	(1,863)
Net increase (decrease) in cash and cash equivalents	9,452	(34,932)
Cash and cash equivalents, beginning of period	169,906	184,335
Cash and cash equivalents, end of period	$179,358	$149,403

Supplemental disclosures of cash flow information:
Cash paid for interest	$13,027	$3,538
Cash paid for income taxes, net of refunds received	$4,136	$1,525
Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,435	$495
Inventory transfers to property and equipment	$181	$77
Liabilities for contingent consideration in business combinations	$904	$3,224
Stock options exercised, proceeds received subsequent to period end	$156	$—
Accrued but unpaid debt issuance and other debt-related costs	$999	$—

Verint Systems Inc. and Subsidiaries

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions.  We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis.  We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology.  When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize it over their useful lives.  We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures.  These expenses are excluded from our non-GAAP financial measures because they are non-cash charges.  In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses.  We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In recent periods, we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

Other adjustments.  We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated.  These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Expenses related to our filing delay.  We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay.  These expenses included professional fees and related expenses, as well as expenses associated with a special cash retention program.

These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net.  We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives.  These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.

Loss on extinguishment of debt.  We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments.  Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.